SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ATLANTIS PLASTICS, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On March 15, 2005

To our Shareholders:
      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Atlantis Plastics, Inc. (the “Company”) will be held at 9:00 a.m., local time, on Tuesday, March 15, 2005 at 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133 for the following purposes:

1. To consider and vote upon a proposal to change the state of incorporation of the Company from Florida to Delaware (the “Delaware Reincorporation”) by merging the Company into its wholly owned subsidiary, Atlantis Plastics, Inc., a Delaware corporation (“Atlantis Delaware”) pursuant to the Agreement and Plan of Merger, dated February 17, 2005, between the Company and Atlantis Delaware;

2. To consider and vote upon a proposal to approve the amendment and restatement of our 2001 Stock Award Plan; and

3. Any other matters that properly come before the meeting and any postponement or adjournment thereof.
      Shareholders of record as of the close of business on February 15, 2005 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.
      Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner

Marilyn D. Kuffner
Secretary
Miami, Florida
February 22, 2005

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

SPECIAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

      The enclosed proxy is solicited on behalf of Atlantis Plastics, Inc., a Florida corporation, for use at our special meeting of shareholders to be held on Tuesday, March 15, 2005, beginning at 9:00 a.m. local time, at 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133. The purpose of this proxy statement is to solicit proxies from the holders of our Class A common stock for use at the meeting. Our Class B common stock is not registered under Section 12 of the Securities Exchange Act of 1934, and no proxies are being solicited from the holders of our Class B common stock.
      The approximate date that this proxy statement, the accompanying notice of special meeting and the enclosed form of proxy are being sent to shareholders is February 22, 2005.
ABOUT THE MEETING
What is the purpose of the special meeting?
      At the special meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including (1) the proposal to change our state of incorporation from Florida to Delaware (the “Delaware Reincorporation”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated February 17, 2005, between the Company and Atlantis Plastics, Inc., a newly formed Delaware corporation (“Atlantis Delaware”), and (2) the proposal to amend and restate our 2001 Stock Award Plan.
Who is entitled to vote at the meeting?
      Only shareholders of record at the close of business on the record date, February 15, 2005, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.
What are the voting rights of shareholders?
      We currently have outstanding two classes of common stock, Class A common stock and Class B common stock, both of which are entitled to vote at the meeting. The holders of Class A common stock and Class B common stock will vote separately as a class with respect to the Delaware Reincorporation. On all matters except for the Delaware Reincorporation, the holders of both classes of common stock will vote together as a single class. Each holder of the Class A common stock is entitled to one vote per share on all matters that are voted on at the meeting. Each holder of the Class B common stock is entitled to 10 votes per share on all matters voted on at the meeting.
Who may attend the meeting?
      All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of each of the Class A common stock and Class B common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 5,640,958 shares of our Class A common stock and 2,142,665 shares of our Class B common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.
      If less than a majority of the outstanding shares of each class of common stock are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.
How do I vote?
      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy, you may revoke the proxy and change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the board’s recommendations?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote “for” the Delaware Reincorporation and “for” the amendment and restatement of our 2001 Stock Award Plan.
      Our board of directors does not know of any other matters that may be brought before the meeting. In the event that any other matter should properly come before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve each item?
      Delaware Reincorporation. The holders of our Class A common stock and Class B common stock will each vote separately as a class with respect to the Delaware Reincorporation. The affirmative vote of a majority of the outstanding shares of each class of common stock (either in person or by proxy) is required to approve the Delaware Reincorporation. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
      Amendment and Restatement of 2001 Stock Award Plan and Other Items. For each other item, including the amendment and restatement of our 2001 Stock Award Plan, the affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will not be counted as a vote cast.

What are the effects of “broker non-votes”?
      If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the Delaware Reincorporation. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a vote against the Delaware Reincorporation. Broker non-votes will not be counted as votes cast for the approval of the 2001 Stock Award Plan.
Who will pay for the preparation of the proxy?
      We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.
      Our principal executive offices are located at 1870 The Exchange, Suite 200, Atlanta, Georgia 30339, and our telephone number is (800) 497-7659. A list of shareholders entitled to vote at the special meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

STOCK OWNERSHIP
Who are the largest owners of our stock and how much do our directors and executive officers own?
      The following table shows the amount of each class of common stock beneficially owned as of February 15, 2005 by (a) each of our directors and nominees for director, (b) each of our current executive officers, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each person is 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

	Class A Common Stock		Class B Common Stock
	Beneficially Owned(1)(2)		Beneficially Owned(1)

Name and Address	Shares	Percent(3)	Shares	Percent(3)	Voting Stock

Directors and Executive Officers
Cesar L. Alvarez(4)(18)	13,000	*	—	—	*
Keith R. Boehringer(5)(19)	45,000	*	—	—	*
Anthony F. Bova(6)(20)	231,600	4.0%	—	—	*
John A. Geary(7)(19)	93,770	1.6%	—	—	*
Phillip T. George, M.D.(8)(18)	609,591	10.8%	788,828	36.8%	31.4%
Larry D. Horner(9)(18)	13,000	*	—	—	*
Charles D. Murphy, III(10)(18)	18,216	*	—	—	*
V.M. “Bud” Philbrook(11)(19)	8,000	*	—	—	*
Earl W. Powell(12)(18)	906,836	16.1%	1,208,720	56.4%	48.0%
Paul G. Saari(13)(19)	111,900	2.0%	—	—	*
Jay Shuster(14)(18)	11,900	*	—	—	*
Chester B. Vanatta(15)(18)	39,419	*	—	—	*
Peter Vandenberg, Jr.(16)(18)	15,000	*	—	—	*
All directors and executive officers as a group (13 persons)(17)	2,103,419	34.5%	1,997,548	93.2%	80.2%
5% Shareholders
Michael W. Cook Asset Management, Inc.(21)	570,205	10.1%	—	—	2.1%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of February 15, 2005 which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Although each named person is deemed to be the beneficial owner of shares that may be acquired within 60 days of February 15, 2005 through the exercise of exchange or conversion rights, and the Class B common stock is immediately convertible into Class A common stock on a one-for-one basis, the number of shares set forth opposite each person does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(3)	The percentage of each class is calculated based upon the total number of shares of each class outstanding on February 15, 2005.

(4)	Represents 13,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005. Mr. Alvarez’ address is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131.

(5)	Represents 45,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005.

(6)	The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned with his wife as tenants in common and (ii) 196,600 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005.

(7)	The number of shares of Class A Common Stock indicated includes (i) 3,270 shares directly owned and (ii) 90,500 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005. Mr. Geary’s address is 57850 Tailwind Court, Elkhart, Indiana 46517.

(8)	The number of shares of Class A Common Stock indicated includes (i) 509,956 shares directly owned; (ii) 79,822 shares held of record by Dr. George’s minor children, as to which Dr. George disclaims beneficial ownership; (iii) 13,813 shares held of record by Trivest Plan Sponsor, Inc., a Delaware corporation (“Trivest Plan Sponsor”), owned by Dr. George and Mr. Powell; and (iv) 3,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005. The number of shares of Class B Common Stock indicated reflects 788,828 shares directly owned by Dr. George. Dr. George’s address is 2601 South Bayshore Drive, Suite 725, Miami, Florida 33133.

(9)	Represents 13,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005. Mr. Horner’s address is Lot 24, Caleta-Palmilla, San Jose del Cabo, B.C.S., Mexico.

(10)	The number of shares of Class A Common Stock indicated includes (i) 15,216 shares directly owned and (ii) 3,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005. Mr. Murphy’s address is 136 Otter Close, The Sea Ranch, California 95497.

(11)	Represents 8,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005.

(12)	The number of shares of Class A Common Stock indicated includes (i) 3,090 shares of Class A Common Stock beneficially owned by Mr. Powell’s spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership; (ii) 646,451 shares directly owned; (iii) 13,813 shares held of record by Trivest Plan Sponsor; (iv) 3,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005; and (v) 240,482 shares owned of record by CWB Limited Partnership, a limited partnership (“CWB”) of which Mr. Powell is the sole limited partner. The general partner of CWB is Powell Western Investments, Inc., of which Mr. Powell is a director and a controlling shareholder. The number of shares of Class B Common Stock indicated includes (i) 844,202 shares directly owned by Mr. Powell, and (ii) 364,518 shares owned of record by CWB Limited Partnership. Mr. Powell’s address is c/o Trivest Partners, L.P., 2665 S. Bayshore Drive, Suite 800, Miami, Florida 33133.

(13)	The number of shares of Class A Common Stock indicated includes (i) 42,900 shares directly owned and (ii) 69,000 shares issuable upon exercise of options granted pursuant to the Company’s options plans exercisable within 60 days of February 15, 2005.

(14)	The number of shares of Class A Common Stock indicated includes (i) 2,900 shares directly owned and (ii) 9,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of February 15, 2005. Mr. Shuster’s address is 1066 Winding Branch Circle, Dunwoody, Georgia 30338.

(15)	The number of shares of Class A Common Stock indicated includes (i) 36,419 shares directly owned and (ii) 3,000 shares issuable upon exercise of options granted under the Company’s options plans exercisable within 60 days of February 15, 2005. Mr. Vanatta’s address is 29990 S. 567 Road, Monkey Island, Oklahoma 74331-8180.

(16)	The number of shares of Class A Common Stock indicated includes 15,000 shares directly owned. Mr. Vandenberg’s address is c/o Trivest Partners, L.P., 2665 S. Bayshore Drive, Suite 800, Miami, Florida 33133.

(17)	The number of shares of Class A Common Stock indicated includes 456,100 shares issuable upon exercise of options granted under the Company’s options plans exercisable within 60 days of February 15, 2005.

(18)	The named individual is a director of the Company.

(19)	The named individual is an executive officer of the Company.

(20)	The named individual is a director and executive officer of the Company.

(21)	Based on a Schedule 13G filed on January 21, 2005 by Michael W. Cook Asset Management, Inc. with the SEC, which indicates that its address is 5170 Sanderlin Avenue, Suite 200, Memphis, Tennessee 38117.

PROPOSAL TO CHANGE OUR STATE OF INCORPORATION FROM FLORIDA TO DELAWARE
      We propose to reincorporate from the state of Florida to the state of Delaware. The Delaware Reincorporation will be effected pursuant to an Agreement and Plan of Merger, dated as of February 17, 2005, by and between us and Atlantis Plastics, Inc., a Delaware corporation and our wholly owned subsidiary, which we will refer to as “Atlantis-Delaware.” Our board of directors and that of Atlantis-Delaware unanimously approved the Merger Agreement, and subsequently we, as the sole shareholder of Atlantis-Delaware, adopted the Merger Agreement. The Merger Agreement is included as Exhibit A to this proxy statement.
Principal Reasons for the Delaware Reincorporation
      For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has been the leader in adopting, construing, and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized under the General Corporation Law of the State of Delaware (the “DGCL”). Delaware has established progressive principles of corporate governance that we could draw upon when making business and legal decisions. In addition, any direct benefit that Delaware law provides to corporations indirectly benefits the shareholders, who are the owners of the corporations. Because Delaware law is responsive to the needs of shareholders, Delaware law also directly benefits shareholders.
      To take advantage of Delaware’s flexible and responsive corporate laws, many corporations choose to incorporate initially in Delaware or choose to reincorporate in Delaware as we propose to do. In general, we believe that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in Florida and that we and our shareholders would benefit from such an environment. Our board of directors has considered the following benefits available to Delaware corporations in deciding to propose the Delaware Reincorporation:

•	the DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware, which uses modern computer technology;

•	the Delaware General Assembly, which each year considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the DGCL continues to be responsive to the changing needs of businesses;

•	the Delaware Court of Chancery and the Delaware Supreme Court, which regularly handle complex corporate issues and are highly regarded; and

•	the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater degree of predictability than most, if not all, other jurisdictions provide.
      We have received a commitment letter to provide us with $220 million of credit facilities, consisting of a $25 million revolving credit facility, a $120 million senior secured term loan facility, and an up to $75 million junior secured term loan facility (the “Refinancing”). We intend to use the proceeds from the Refinancing, in part, to execute a dividend recapitalization pursuant to which we would pay a special dividend to our shareholders of up to an aggregate of $98 million, or approximately $12.50 per share, and also make up to an aggregate of $9 million of payments to holders of outstanding stock options in exchange for the cancellation of their options (the “Dividend Recapitalization”). The Dividend Recapitalization is contingent on the completion of the Refinancing and the Delaware Reincorporation. Our board of directors has approved the Delaware Reincorporation and recommends that it be approved by our shareholders, in part, because certain provisions of Florida law, under which we are currently incorporated, significantly limit our flexibility in effecting the proposed Dividend Recapitalization and would prevent us from paying the full amount of the proposed dividend.

      The Florida Business Corporation Act (the “FBCA”) generally prohibits a corporation from paying any dividend or making any distribution if, after giving effect to such dividend or distribution, (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which our articles of incorporation do not) the amount that would be needed if the corporation were to be dissolved at the time of the dividend or distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend or distribution. As a Florida corporation, we would only be permitted to pay a special dividend to our shareholders of up to approximately $68.0 million in aggregate, based on our shareholders’ equity as of September 30, 2004.
      Delaware law generally permits a corporation to make dividends and distributions to its shareholders out of surplus, and in determining the existence of surplus, to calculate the present fair value by which the total assets of the corporation exceeds the combined total liabilities and the capital of the corporation. Our board of directors believes it is in the best interests of our shareholders to have the greater flexibility approved by the DGCL.
      Additionally, management believes that, as a Delaware corporation, Atlantis-Delaware would be better able to continue to attract and retain qualified directors and officers than it would be able to as a Florida corporation, in part, because Delaware law provides more predictability with respect to the issue of liability of directors and officers than Florida law does. The increasing frequency of claims against directors and officers that are litigated has greatly expanded the risks to directors and officers of exercising their respective duties. The amount of time and money required to respond to and litigate such claims can be substantial. Although Florida law and Delaware law both permit a corporation to include a provision in the corporation’s articles or certificate, as the case may be, of incorporation that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, Delaware law, as stated above, provides to directors and officers more predictability than Florida does and, therefore, provides directors and officers of a Delaware corporation a greater degree of comfort as to their risk of liability than that afforded under Florida law. Reincorporation from Florida to Delaware also may make it easier to attract future candidates willing to serve on our board of directors, because many of these candidates already will be familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.
Anti-Takeover Implications
      Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws or to otherwise adopt measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. Our board of directors, however, is not proposing the Delaware Reincorporation to prevent a change in control and is not aware of any present attempt by any person to acquire control of us or to obtain representation on our board of directors. Our board of directors has no current plans to implement any defensive strategies to enhance the ability of the board of directors to negotiate with an unsolicited bidder.
      With respect to implementing defensive strategies, Delaware law is preferable to Florida law because of the substantial judicial precedent on the legal principles applicable to defensive strategies. As either a Florida corporation or a Delaware corporation, we could implement some of the same defensive measures. As a Delaware corporation, however, we would benefit from the predictability of Delaware law on these matters.
No Change in Business, Management, Jobs or Physical Location
      The Delaware Reincorporation will change our legal domicile. However, the Delaware Reincorporation will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, assets, liabilities or net worth, other than as a result of the costs incident to the reincorporation merger, which we believe are immaterial. Our management, including all directors and officers, will remain the same following the Delaware Reincorporation and will assume identical positions with Atlantis-Delaware. There will be no new employment agreements for executive officers or other direct or indirect interests of the current directors or executive officers as a result of the Delaware Reincorporation.

Regulatory Approval
      To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the reincorporation merger would be the filing of articles of merger with the Secretary of State of Florida and the filing of a certificate of merger with the Secretary of State of Delaware.
Atlantis-Delaware
      Atlantis-Delaware, our wholly owned subsidiary, was incorporated in Delaware on February 9, 2005, under the name “Atlantis Plastics, Inc.” exclusively for the purpose of merging with us to effect the Delaware Reincorporation. The address and phone number of Atlantis-Delaware’s principal office are the same as our current address and phone number. Before the Delaware Reincorporation, Atlantis-Delaware will have no material assets or liabilities and will not have carried on any business. Upon completion of the Delaware Reincorporation, the rights of the shareholders of Atlantis-Delaware will be governed by Delaware corporate law and the certificate of incorporation (the “Delaware Certificate”) and the bylaws (the “Delaware Bylaws”) of Atlantis-Delaware. The Delaware Certificate and the Delaware Bylaws are attached as Exhibits B and C to this proxy statement, respectively.
The Merger Agreement
      The Merger Agreement provides that we will merge with and into Atlantis-Delaware, with Atlantis-Delaware being the surviving corporation. Under the Merger Agreement, Atlantis-Delaware will assume all of our assets and liabilities, including obligations under our outstanding indebtedness and contracts, and we will cease to exist as a corporate entity. Our existing board of directors and officers will become the board of directors and officers of Atlantis-Delaware for identical terms of office. Our subsidiaries will become a subsidiaries of Atlantis-Delaware.
      At the effective time of the Delaware Reincorporation, each outstanding share of our common stock, $.10 par value, automatically will be converted into one share of common stock of Atlantis-Delaware, $0.0001 par value. You will not have to exchange your existing stock certificates for stock certificates of Atlantis-Delaware. Upon request, Atlantis-Delaware will issue new certificates to anyone who holds our stock certificates, provided that such holder has surrendered the certificates representing our shares in accordance with the Merger Agreement. The Merger Agreement was unanimously approved by our board of directors and the board of directors of Atlantis-Delaware and later was adopted by us, as the sole shareholder of Atlantis-Delaware. Approval of the Delaware Reincorporation proposal, which constitutes approval of the Merger Agreement, requires the affirmative vote of the holders of a majority of our Class A common stock and Class B common stock, each voting as a separate class.
      If we and Atlantis-Delaware effect the reincorporation merger, all of our employee benefit plans, including stock option and other equity-based plans, would be continued by the surviving corporation, and each stock option and other equity-based award issued and outstanding pursuant to these plans would be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of the surviving corporation, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.
      If our shareholders approve the Delaware Reincorporation merger, we and Atlantis-Delaware plan to complete the reincorporation merger as soon as practicable after the special meeting of shareholders and effect the Dividend Recapitalization shortly thereafter. The Merger Agreement provides that our board of directors or that of Atlantis-Delaware may abandon the reincorporation merger for any reason, notwithstanding shareholder approval. If the shareholders do not approve the Delaware Reincorporation, we and Atlantis-Delaware would not consummate the merger and we would continue to operate as a Florida corporation. If we remain a Florida corporation, Florida law would significantly limit our flexibility in effecting the proposed Dividend Recapitalization.
Vote Required For The Delaware Reincorporation Proposal
      Florida law requires the affirmative vote of a majority of the holders of our Class A common stock and our Class B common stock, each voting separately as a class to approve the Merger Agreement pursuant to which we and Atlantis-Delaware would effect the reincorporation merger. A vote in favor of the Delaware Reincorporation proposal is a vote to approve the Merger Agreement and therefore the reincorporation merger. A vote in favor of the Delaware Reincorporation proposal is also effectively a vote in favor of the certificate of incorporation of Atlantis-Delaware and the bylaws of Atlantis-Delaware. In addition, a vote in favor of the Delaware Reincorporation is also effectively a vote in favor of the Dividend Recapitalization. If our shareholders approve the Delaware Reincorporation and the reincorporation merger becomes effective, the certificate of incorporation of Atlantis-Delaware and the bylaws of Atlantis-Delaware in effect immediately before the effective date of the reincorporation merger would become the certificate of incorporation and bylaws of the surviving corporation. The certificate of incorporation and bylaws of Atlantis-Delaware are attached to this proxy statement as Exhibits B and C, respectively, and the description herein is qualified in its entirety by reference to these documents and to the text therein.
Comparison of Shareholder Rights Before and After the Delaware Reincorporation
      Subject to the differences in the laws of Delaware and Florida, the rights of our shareholders with respect to the particular class or series of securities held by such shareholder will remain the same following the Delaware Reincorporation and will entitle the holder thereof to voting rights, dividend rights, and liquidation rights equivalent to the rights attached to the respective class or series of securities prior to the effective time of the reincorporation merger (except as provided below — See “Significant Changes to Our Charter and Bylaws to be Implemented by the Delaware Reincorporation” and “Certain Significant Differences Between the Laws of Florida and Delaware”).

Trading of Atlantis-Delaware Common Stock
      After the Delaware Reincorporation, those persons who were formerly our shareholders may continue to make sales or transfers using their Atlantis Plastics stock certificates. Atlantis-Delaware will issue new certificates representing shares of Atlantis-Delaware common stock for transfers occurring after the effective date of the reincorporation merger. Upon request, Atlantis-Delaware will issue new certificates to anyone who holds our stock certificates, provided that such holder has surrendered the certificates representing our shares in accordance with the Merger Agreement. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.
      Shareholders whose shares of our common stock were freely tradable before the Delaware Reincorporation will own shares of Atlantis-Delaware that are freely tradable after the Delaware Reincorporation. Similarly, any shareholders holding securities with transfer restrictions before the Delaware Reincorporation will hold shares of Atlantis-Delaware that have the same transfer restrictions after the Delaware Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the Delaware Reincorporation will be deemed to have been acquired on the date the holder thereof originally acquired our shares.
      After the Delaware Reincorporation, Atlantis-Delaware will continue to be a publicly held corporation, with its common stock listed for trading on the American Stock Exchange under the symbol “AGH.” Atlantis-Delaware will also file with the Securities and Exchange Commission and provide to its shareholders the same information that we have previously filed and provided.
      The voting rights, votes required for the election of directors and other matters, removal of directors, indemnification provisions, procedures for amending our Articles of Incorporation, procedures for the removal of directors, dividend and liquidation rights, examination of books and records and procedures for setting a record date will not change in any material way. There are, however, material differences between the FBCA and the DGCL that are summarized below. The summary below is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to Florida and Delaware law.

Special Meetings of Shareholders
      Under Florida law, a special meeting of shareholders may be called by the board of directors or by the holders of at least 10 percent of the shares entitled to vote at the meeting, unless a greater percentage not to exceed 50 percent is required by the articles of incorporation, or by such other persons or groups as may be authorized in the articles of incorporation or the bylaws of the Florida corporation. Under Delaware law, a special meeting may be called by the board of directors and only such other persons as are authorized by the certificate of incorporation or the bylaws of the Delaware corporation.

Limitation of Liability
      The DGCL permits a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the personal liability of directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties. Similar charter provisions limiting a director’s liability are not permitted under Florida law.
      Our board of directors believes that the limitation on directors’ liability permitted under Delaware law will assist Atlantis-Delaware in attracting and retaining qualified directors by limiting directors’ exposure to liability. The Delaware Reincorporation proposal will implement this limitation on liability of the directors of Atlantis-Delaware, inasmuch as the Delaware Certificate provides that to the fullest extent that the DGCL now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to Atlantis-Delaware or its shareholders for monetary damages for breach of fiduciary duty. Under such provision, Atlantis-Delaware’s directors will not be liable for monetary damages for acts or omissions occurring on or after the effective date of the Delaware Reincorporation, even if they should fail, through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). The Delaware Certificate would not limit or eliminate any liability of directors for acts or omissions occurring prior to the effective date of the Delaware Reincorporation. As provided under Delaware law, the Delaware Certificate cannot eliminate or limit the liability of directors for breaches of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the DGCL, or transactions from which a director derived an improper personal benefit. Further, the Delaware Certificate would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director’s duty of care. The Delaware Certificate pertains to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, the Delaware Certificate would not affect a director’s liability to third parties or under the federal securities laws.
      The Delaware Certificate is worded to incorporate any future statutory revisions limiting directors’ liability. It provides, however, that no amendment or repeal of its provision will apply to the liability of a director for any acts or omissions occurring prior to such amendment or repeal, unless such amendment has the effect of further limiting or eliminating such liability.
      The board of directors has not received notice of any lawsuit or other proceeding to which the limitations on director liability included in the Delaware Certificate might apply and is not aware of any existing circumstances to which such limitations might apply. The board of directors recognizes that the Delaware Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit Atlantis-Delaware and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the board of directors believes that the Delaware Certificate is in the best interests of Atlantis-Delaware and its shareholders, since it should enhance Atlantis-Delaware’s ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the board of directors believes that the Delaware Certificate may have a favorable impact over the long term on the availability, cost, amount, and scope of coverage of directors’ liability insurance, although there can be no assurance of such an effect.
      The Delaware Certificate may be viewed as limiting the rights of shareholders, and the broad scope of the indemnification provisions could result in increased expense to Atlantis-Delaware. The board of directors believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for directors and will contribute to the quality and stability of Atlantis-Delaware’s governance. The board of directors has concluded that the benefit to shareholders of improved corporate governance outweighs any possible adverse effects on shareholders of reducing the exposure of directors to liability and broadening indemnification rights.
The members of the board of directors may be deemed to have a personal interest in effecting the Delaware Reincorporation, because, as directors of Atlantis-Delaware, they may personally benefit from the limitations on liability contained in the Delaware Certificate.

Indemnification
      The provisions of the DGCL governing indemnification were amended in 1986 to clarify and broaden the indemnification rights that corporations may provide to their directors, officers and other corporate agents. The FBCA also contains broad indemnification provisions. The Delaware Certificate reflects the provisions of Delaware law, and, as discussed below, provides broad rights to indemnification.
      In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as “proceedings”), seeking to impose liability on, or involving as witnesses, directors and officers of publicly held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved, and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys’ fees if he is called as a witness or otherwise becomes involved in the proceeding. Although our directors and officers have not incurred any liability or significant expense as a result of any proceeding to date, the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation.
      The broad scope of indemnification available under Delaware law will permit Atlantis-Delaware to offer its directors and officers greater protection against these risks. The board of directors believes that such protection is reasonable and desirable in order to enhance Atlantis-Delaware’s ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of Atlantis-Delaware with regard to the best interests of Atlantis-Delaware and its shareholders.
      The Florida Articles provide that we will indemnify our directors and officers to the fullest extent permitted under Florida law as in effect from time to time. The Delaware Certificate provides that Atlantis-Delaware will indemnify its directors and officers to the fullest extent permitted under Delaware law as in effect from time to time, with respect to expenses, liability or loss actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of Atlantis-Delaware or is or was serving at the request of Atlantis-Delaware as a director or officer of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise at the request of Atlantis-Delaware. The right to indemnification includes the right to receive payment of expenses to directors in advance of the final disposition of such proceeding, consistent with applicable law from time to time in effect; provided, however, that if the DGCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay Atlantis-Delaware if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for loss, liability or expenses incurred in connection with proceedings brought against such persons other than in the capacities in which they serve Atlantis-Delaware. Under the Delaware Certificate, Atlantis-Delaware may, although it has no present intention to do so, by action of its board of directors, provide the same indemnification to its employees and representatives as it provides to its directors and officers. The Delaware Certificate provides that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise. The Delaware Certificate also provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Delaware Certificate provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
      Under Delaware law, as with Florida law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Delaware law and the Delaware Certificate, Atlantis-Delaware will be permitted to indemnify its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a bylaw provision, a shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Florida Articles or expressly provided for under Florida or Delaware law.
      Insofar as the Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.
      The board of directors recognizes that Atlantis-Delaware may, in the future, be obligated to incur substantial expense as a result of the indemnification rights conferred under the Delaware Certificate, which are intended to be as broad as possible under applicable law.
The members of the board of directors may be deemed to have a personal interest in the effectuation of the reincorporation, because, as directors of Atlantis-Delaware, they may personally benefit from the indemnification provisions of the Delaware Certificate.
Certain Significant Differences Between the Laws of Florida and Delaware

Dividends and Other Distributions
      A Florida corporation may not make distributions to shareholders if, after giving it effect, in the judgment of the board of directors: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; and (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which the Florida Articles do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. In contrast, a Delaware corporation may pay dividends or make distributions either out of surplus or, if there is no surplus, and except in very limited circumstances, out of net profits for the fiscal year in which the dividend is declared or out of net profits for the preceding fiscal year. Delaware law generally permits a corporation, in determining the existence of surplus, to calculate the present fair value by which the total assets of the corporation exceeds the combined total liabilities and the capital of the corporation.

Interested Director Transactions
      Under both Florida and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors have an interest are not void or voidable because of such interest if the contract or transaction is fair to the corporation when authorized or if it is approved in good faith by the shareholders or by the directors who are not interested therein after the material facts as to the contract or transaction and the interest of any interested directors are disclosed. With certain exceptions, Florida and Delaware law are the same in this area. Under Florida law, if approval of the board of directors is to be relied upon for this purpose, the contract or transaction may be approved by a majority vote of a quorum of the directors without counting the vote of the interested director or directors (except for purposes of establishing quorum). Under Delaware law, the approval of the board of directors can be obtained for the contract or transaction by the vote of a majority of the disinterested directors, even though less than a majority of a quorum. Accordingly, it is possible that certain transactions that the board of directors currently might not be able to approve itself, because of the number of interested directors, could be approved by a majority of the disinterested directors of Atlantis-Delaware, although less than a majority of a quorum. The board of directors is not aware of any plans to propose any transaction that could not be approved by it under Florida law but could be approved under Delaware law.

Sequestration of Shares
      Delaware law provides that the shares of any person in a Delaware corporation may be attached or “sequestered” for debts or other demands. Such provision could be used to assert jurisdiction against a non-resident holder of Atlantis-Delaware’s shares, thereby compelling the non-resident holder to appear in an action brought in a Delaware court. Florida law has no comparable provision.

Tender Offer and Business Combination Statutes
      Florida law regulates tender offers and business combinations involving Florida corporations, as well as certain corporations incorporated outside Florida that conduct business in Florida. Florida law provides that any acquisition by a person, either directly or indirectly, of ownership of, or the power to direct the voting of, 20% or more (“Control Shares”) of the outstanding voting securities of a corporation is a “Control Share Acquisition.” A Control Share Acquisition must be approved by a majority of each class of outstanding voting securities of such corporation excluding the shares held or controlled by the person seeking approval before the Control Shares may be voted. A special meeting of shareholders must be held by the corporation to approve a Control Share Acquisition within 50 days after a request for such meeting is submitted by the person seeking to acquire control. If the Control Shares are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of the voting power of the corporation, all shareholders shall have dissenter’s rights as provided by applicable Florida law.
      Florida law regulates mergers and other business combinations between a corporation and a shareholder who owns more than 10% of the outstanding voting shares of such corporation (“Interested Shareholder”). Specifically, any such merger between a corporation and an Interested Shareholder must be approved by the vote of the holders of two-thirds of the voting shares of such corporation excluding the shares beneficially owned by such shareholder. The approval by shareholders is not required, however, if (i) such merger or business combination is approved by a majority of disinterested directors, (ii) such Interested Shareholder is the beneficial owner of at least 90% of the outstanding voting shares excluding the shares acquired directly from the subject corporation in a transaction not approved by a majority of disinterested directors, or (iii) the price paid to shareholders in connection with a merger or a similar business combination meets the statutory test of “fairness.”
      Delaware law regulates hostile takeovers by providing that an “interested shareholder,” defined as a shareholder owning 15% or more of the corporation’s voting stock or an affiliate or associate thereof, may not engage in a “business combination” transaction, defined to include a merger, consolidation or a variety of self-dealing transactions with the corporation, for a period of three years from the date on which such shareholder became an “interested shareholder” unless (a) prior to such date, the corporation’s board of directors approved either the “business combination” transaction or the transaction in which the shareholder became an “interested shareholder,” (b) the shareholder, in a single transaction in which he became an “interested shareholder,” acquires at least 85% of the voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (c) on or subsequent to such date, the “business combination” transaction is approved by the corporation’s board of directors and authorized at an annual or special meeting of the corporation’s shareholders, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the “interested shareholder.”

      Thus, the effect of such provision of Delaware law is to prevent any attempted hostile takeover of a Delaware corporation from being completed for three years unless (a) at least 85% of the voting shares of the target are acquired in a single transaction; (b) at least two-thirds of the voting shares of the target, excluding the shares held by the bidder, vote in favor of the acquisition; or (c) the corporation opts out of the statutory protection.

Dissenters’ Rights
      Under Florida law shareholders may dissent from, and demand cash payment of, the fair value of their shares in respect of (i) a merger or consolidation of the corporation, and (ii) a sale or exchange of all or substantially all of a corporation’s assets, including a sale in dissolution. Shareholders of a Florida corporation have no dissenters’ rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or quoted on the Nasdaq National Market System.
      Under Delaware law, dissenters’ rights are not available with respect to a sale, lease, exchange or other disposition of all or substantially all of a corporation’s assets or any amendment of its charter, unless such corporation’s charter expressly provides for dissenters’ rights in such instances. The Delaware Certificate contains no such provision. Shareholders of a Delaware corporation have no dissenters’ rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or held of record by more than 2,000 shareholders or the corporation is the survivor of a merger that did not require the shareholders to vote for its approval; provided, however, that dissenters’ rights will be available in such instances if shareholders are required under the merger or consolidation to accept for their shares anything other than shares of stock of the surviving corporation, shares of stock of a corporation either listed on a national securities exchange or held of record by more than 2,000 shareholders, cash in lieu of fractional shares, or any combination of the foregoing.
This proxy statement merely summarizes certain differences between the corporation laws of Florida and Delaware. Many provisions of the FBCA and the DGCL may be subject to differing interpretations, and the discussion offered herein may be incomplete in certain respects. The discussion contained in this proxy statement is not a substitute for direct reference to the statutes themselves or for professional interpretation of them.
Accounting Treatment
      The reincorporation merger would be accounted for as a reverse merger under which, for accounting purposes, we would be considered the acquiror and the surviving corporation would be treated as the successor to our historical operations. Accordingly, our historical financial statements would be treated as the financial statements of the surviving corporation.
Appraisal Rights
      Appraisal rights are not available to our shareholders with respect to the Delaware Reincorporation proposal.
Certain Federal Income Tax Consequences of Reincorporation
      We intend the reincorporation to be a tax-free reorganization under the Internal Revenue Code. Assuming the reincorporation qualifies as a reorganization, the holders of our common stock will not recognize any gain or loss under the Federal tax laws as a result of the occurrence of the reincorporation, and neither will we or Atlantis-Delaware. Each holder will have the same basis in our common stock received as a result of the reincorporation as that holder has in the corresponding our common stock held at the time the reincorporation occurs.
      We have discussed solely U.S. federal income tax consequences and have done so only for general information. We did not address all of the federal income tax consequences that may be relevant to particular shareholders based upon individual circumstances or to shareholders who are subject to special rules, such as, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. We did not address the tax consequences under state, local or foreign laws.
      We based our discussion on the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. We have neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences we discussed above.
      You should consult your own tax advisor to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.
Effective Time
      If the Delaware Reincorporation is approved by the requisite vote of the holders of shares of our common stock, it is anticipated that the reincorporation merger, and consequently the reincorporation, will become effective as soon as practicable after the special meeting of shareholders.
The board of directors recommends that shareholders vote in favor of the proposal to change our state of incorporation from Florida to Delaware.
PROPOSAL TO APPROVE THE AMENDMENT AND
RESTATEMENT OF OUR 2001 STOCK AWARD PLAN
      In 2001, our board of directors adopted, and then our shareholders subsequently approved, our 2001 Stock Option Plan.
      We are seeking approval of the amended and restated 2001 Stock Award Plan (the “2001 Plan”). The amendment and restatement will (i) increase the number of shares available for grant under the 2001 Plan from 500,000 to 865,000 and provide for the use of shares that terminate, are forfeited or are cancelled or withheld in order to pay the exercise price of the award or any withholding taxes; (ii) allows us to grant stock-based awards other than stock options; (iii) change the name of the 2001 Plan from the “2001 Stock Option Plan” to the “2001 Stock Award Plan” and (iv) allow for awards, other than stock options, granted under the 2001 Plan to qualify for the “performance-based” compensation exemption from the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as Section 162(m) and the Code, respectively. See “Federal Income Tax Information” below for a more detailed discussion of the application of Section 162(m).
      Shareholders are requested in this proposal to approve the amended and restated 2001 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Shares represented by “broker non-votes” will be counted in determining whether there is a quorum at the special meeting of shareholders, but will not be counted as votes cast for the approval of the 2001 Plan.
      As of December 31, 2004, without taking into account the proposed share reserve increase, options (net of canceled or expired options) covering (i) an aggregate of 326,500 shares of our common stock had been granted under the 2001 Plan and (ii) a total of 1,051,000 shares of our common stock had been granted under our various option plans, including the 2001 Plan. As of December 31, 2004, a total of 173,500 shares of our common stock remained available for future grants under our option plans, subject to increase in certain circumstances.
      Pursuant to the Dividend Recapitalization, we intend to offer holders of our outstanding stock options the opportunity to cancel their existing options in exchange for payments currently expected to total up to $9 million in aggregate. The purpose of the option cancellation arrangement is to provide our option holders a payment similar to the dividend payment they would otherwise have received pursuant to the Dividend Recapitalization on the shares issuable upon the exercise of the options to be cancelled. Assuming that the Delaware Reincorporation and the amendment and restatement of the 2001 Plan are approved by our shareholders and that all of our option holders elect to cancel their existing options pursuant to the Dividend Recapitalization, we would have no options outstanding and up to 865,000 shares available for grant under the 2001 Plan.
      While we recognize that increasing the number of available shares under our stock award plans may lead to an increase in our stock overhang and potential dilution, we believe that the 2001 Plan will be integral to our ability to achieve superior performance by attracting, retaining and motivating the talent important to attaining long-term improved company performance and shareholder returns.
      Failure to approve the amended and restated 2001 Plan will mean that we will continue to grant stock options, to the extent of our current share reserve, under the current terms of the 2001 Plan.
The board of directors recommends a vote for this proposal.
      The material features of the 2001 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2001 Plan. Shareholders are urged to read the actual text of the 2001 Plan in its entirety, which is set forth as Exhibit D to this proxy statement.
Background and Purpose
      The terms of the 2001 Plan provide for grants of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property.
      We adopted the 2001 Plan to provide a means by which employees, directors, and consultants of our company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.
Shares Available for Awards
      Taking into account the proposed increase in the share reserve and assuming the cancellation of our existing stock options pursuant to the Dividend Recapitalization, the total number of shares of our common stock that may be subject to awards under the 2001 Plan is equal to 865,000 shares, plus (i) the number of shares with respect to which awards previously granted under the 2001 Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; and (ii) the number of shares that are surrendered or withheld in payment of the exercise or purchase price of any awards or any tax withholding requirements.
Limitations on Awards
      The 2001 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m). Under these limitations, no more than 500,000 shares of stock may be granted to an individual during any fiscal year pursuant to any awards granted under the 2001 Plan. The maximum amount that may be earned by any one participant as a Performance Award (payable in cash) or other cash award for a performance period is $10,000,000.
      In the event that a dividend or other distribution (whether in cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects our common stock, so that an adjustment is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust (1) the shares available under the 2001 Plan, (2) the limitations described in the preceding paragraph, and (3) all outstanding awards, including adjustments to the number of shares and the exercise prices of options and other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.
Eligibility
      The persons eligible to receive awards under the 2001 Plan consist of officers, directors, employees, and independent contractors of our company and those of our affiliates. However, incentive stock options may be granted under the 2001 Plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the 2001 Plan.
Administration
      Our board of directors administers the 2001 Plan unless our board of directors delegates administration of the 2001 Plan to a committee of our board of directors. At this time, our board of directors has delegated the authority to administer the 2001 Plan to the compensation committee of our board of directors. Together, our board of directors and any committee(s) delegated to administer the 2001 Plan, including the compensation committee, are referred to as the plan administrator. To the extent that the compensation committee administers the 2001 Plan, the compensation committee members may be “non-employee directors” as defined by Rule 16b 3 of the Securities Exchange Act, “outside directors” for purposes of Section 162(m), and independent as defined by the American Stock Exchange or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the 2001 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2001 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2001 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion, including an amendment to reduce the exercise price of stock options or stock appreciation rights; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.
Stock Options and Stock Appreciation Rights
      The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO must not be less than the fair market value of a share of our common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.
Restricted Stock and Stock Units
      The plan administrator is authorized to grant restricted stock and stock units. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our shareholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of our common stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
Dividend Equivalents
      The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards or otherwise as specified by the plan administrator.
Bonus Stock and Awards in Lieu of Cash Obligations
      The plan administrator is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for the company or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2001 Plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.
Other Stock Based Awards
      The plan administrator is authorized to grant awards under the 2001 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.
Performance Awards
      The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the 2001 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as “performance based” compensation not subject to the limitation on tax deductibility by us under Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the Securities and Exchange Commission. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a properly constituted committee rather than our board of directors.
      Subject to the requirements of the 2001 Plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of our affiliates, or for our business units and/or those of our affiliates (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for such Performance Awards (including for awards designed to comply with the performance-based compensation exception to Section 162(m)): (1) total shareholder return, (2) total shareholder return compared to total return (on a comparable basis) of a publicly available index, such as the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation, and amortization; (6) pretax operating earnings after interest expense but before bonuses, management fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) ratio of debt to shareholders’ equity and (15) compliance with the financial covenants of any of our then outstanding indebtedness. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m).
Other Terms of Awards
      Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the 2001 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2001 Plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2001 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable legal restrictions.
      The plan administrator may grant awards in exchange for other awards under the 2001 Plan or under other of our compensation plans, or other rights to payment from us, and may grant awards in addition to or in tandem with such other awards, rights or other awards. In addition, the plan administrator may amend awards to lower the exercise price or strike price of the award and may cancel awards granted under the 2001 Plan in exchange for a payment of cash or other property. The plan administrator, in its sole discretion, will determine the terms of any exchange of or purchase of an award.
Acceleration of Vesting; Change in Control
      The plan administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 2001 Plan. In addition, the plan administrator may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.” The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason.”
      To the extent we undergo a corporate transaction, the 2001 Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. The plan administrator may, in its discretion, provide for the vesting and exercisability of such awards or for a cash payment in cancellation of such awards.

Amendment and Termination
      Our board of directors may amend, alter, suspend, discontinue, or terminate the 2001 Plan or the plan administrator’s authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board of directors, the 2001 Plan will terminate on the earlier of (1) ten years after the later of (x) its adoption by our board of directors and (y) the approval of an increase in the number of shares reserved under the 2001 Plan by our board of directors (contingent upon such increase being approved by our shareholders) and (2) such time as no shares of our common stock remain available for issuance under the 2001 Plan and we have no further rights or obligations with respect to outstanding awards under the 2001 Plan. Amendments to the 2001 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.
Federal Income Tax Consequences of Awards
      The information set forth herein is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2001 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonqualified Stock Options
      Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.
      Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.
Incentive Stock Options
      The 2001 Plan provides for the grant of stock options that qualify as “incentive stock options,” which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
      If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
      For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
      We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Stock Awards
      Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
      The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
      Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
      We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options.
      With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

      With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash or the strike price of the rights is less than the fair market value of the underlying stock on the grant date (whether the appreciation is paid in cash or stock), the cash or stock will be taxable as ordinary compensation income to the recipient at the time that the payment is received, so long as the payment may only be received upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, the taxable event will be on the date the stock appreciation right is vested and there will be an additional twenty percent excise tax and interest on any taxes owed. At this time, due to the complex and unfavorable tax consequences, we do not plan on granting any tandem stock appreciation rights.
      Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Stock Units
      Generally, the recipient of a stock unit will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. The stock subject to a stock unit may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, the taxable event will be on the date the right to receive the stock is vested and there will be an additional twenty percent excise tax and interest on any taxes owed.
      The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
      Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Dividend Equivalents
      Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.
Section 162 Limitations
      Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.
      Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the board of directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 2001 Plan under which the award is granted is approved by shareholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the 2001 Plan are approved by the shareholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
      The regulations under Section 162(m) require that the directors who serve as members of the committee must be “outside directors.” The 2001 Plan provides that directors serving on the committee must be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) our current employees or those of one of our affiliates, (ii) our former employees or those of one of our affiliates who is receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.
Our board of directors recommends a vote “For” the approval of the amendment and restatement of the 2001 Stock Award Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table sets forth information concerning the compensation paid by us for the fiscal years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and each of our four other highest paid executive officers.
Summary Compensation Table

							Long-Term Compensation

							Awards	Payouts
	Annual Compensation				Other Annual		Securities	LTIP	All Other
					Compensation		Under-Lying	Payouts	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)		Options(#)(2)	($)	($)(3)

Anthony F. Bova	2004	373,543	—	(4)	50,000	(5)	—	—	6,150
President and Chief	2003	365,384	258,189		—		—	—	6,000
Executive Officer	2002	355,418	353,781		—		—	—	5,500
Keith R. Boehringer	2004	196,981	—	(4)	—		—	—	6,150
Sr. Vice President of	2003	192,394	137,958		—		—	—	6,000
Operations —Plastic	2002	190,842	15,000		—		—	—	4,623
Films Group
John A. Geary	2004	186,120	—	(4)	—		—	—	6,150
Sr. Vice President and	2003	173,045	40,000		—		19,000	—	6,000
General Manager — Molded	2002	167,921	101,529		—		15,000	—	5,429
Products Group
V.M. “Bud” Philbrook	2004	246,631	—	(4)	—		—	—	—
President — Plastic Films Group	2003	27,692	—		—		40,000	—	—
	2002	—	—		—		—	—	—
Paul G. Saari	2004	243,651	—	(4)	—		—	—	6,150
Sr. Vice President of Finance	2002	231,830	184,140		—		—	—	5,500
and Chief Financial Officer	2003	238,004	134,385		—		—	—	6,000

(1)	Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)	Shares of our Class A common stock underlie these options.

(3)	Represents matching contributions by us under our 401(k) Plan and Deferred Compensation Plan.

(4)	The amount of bonus earned in fiscal year 2004 has not been determined as of the latest practicable date.

(5)	Represents payment of automobile allowance.
Stock Option Grants in the Last Fiscal Year
      We did not grant any stock options or stock appreciation rights to our Chief Executive Officer and our four other highest paid executive officers named in the Summary Compensation Table in 2004.

Stock Option Exercises and Values for Fiscal 2004
      The following table sets forth information, with respect to our Chief Executive Officer and our four other highest paid executive officers named in the Summary Compensation Table, concerning options exercised in 2004 and unexercised options held by them as of the end of such fiscal year:

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

			Number of Unexercised		Value of Unexercised In-the-
			Options at		Money Options
	Shares		December 31, 2004		at December 31, 2004($)(1)
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony F. Bova	—	$—	541,200	78,800	$5,763,270	$1,048,580
Keith R. Boehringer	—	—	45,000	30,000	538,200	358,800
John A. Geary	—	—	90,500	27,000	1,038,875	319,600
V.M. “Bud” Philbrook	—	—	8,000	32,000	68,000	272,000
Paul G. Saari	—	—	69,000	21,000	970,200	292,425

(1)	The closing sales price per share for our Class A common stock as reported by the American Stock Exchange on December 31, 2004 was $17.80. The option value is calculated by multiplying (a) the positive difference, if any, between $17.80 and the option exercise price by (b) the number of shares of Class A common stock underlying the option.
Equity Compensation Plan Information
      The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1987 Stock Option Plan, A&R 1990 Class A Stock Plan, 1997 Stock Option Plan, 1998 Stock Option Plan, and 2001 Stock Option Plan.

(c) Number of Securities
	(a) Number of		Remaining Available for
	Securities to be	(b) Weighted	Future Issuance Under
	Issued Upon Exercise	Average Exercise	Equity Compensation
	of Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))

Equity Compensation Plans Approved by Shareholders	1,051,000	6.455	194,700
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,051,000	6.455	194,700
Compensation Committee Interlocks and Insider Participation
      None of the members of our compensation committee is or has been an officer or employee of ours or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Additionally, none of the members of our compensation committee had any relationship with us in 2004 requiring disclosure under “Certain Relationships and Related Transactions.”
Employment Contracts and Termination of Employment Arrangements
      We have entered into an amended and restated employment agreement, effective as of December 31, 2002, with Anthony F. Bova, our President and Chief Executive Officer. The employment agreement has an initial term of three years ending December 31, 2005. The agreement provides for an annual base salary of $353,781 (subject to annual cost of living increases), customary benefits, and annual performance-based cash bonuses. In addition, the agreement provides severance payments upon termination without cause. If we terminate Mr. Bova’s employment without cause, he is entitled to a sum of $353,781, which is payable by us in

12 equal monthly installments beginning on the effective date of termination, and a two-year continuation of any insurance plans in which he was participating at the date of termination.
      Paul G. Saari, our Senior Vice President of Finance and Chief Financial Officer, is employed pursuant to a letter agreement effective as of December 2000, which entitles Mr. Saari to receive an amount equal to one year of his base salary if (i) we terminate his employment without cause, (ii) he is not retained or is offered a salary lower than his current base salary following a change in control, or (iii) we require him to relocate more than 50 miles from our current headquarters.
      Mr. Keith Boehringer, our Senior Vice President of Operations for the Plastic Films Group, is employed pursuant to a letter agreement dated March 5, 2001, which entitles him to receive an amount equal to one year of his base salary if we terminate his employment without cause.
      In December 2002, we entered into a severance agreement with Mr. Bova, which provides him payments if his employment is terminated after we have experienced certain changes in control. The agreement’s initial term ends on December 31, 2003 and automatically renews for an additional year unless we notify Mr. Bova by October 1 that we do not intend to renew the agreement for the upcoming year. This agreement remains in effect. Under Mr. Bova’s agreement, if, after a change in control, he is terminated for cause or voluntarily resigns other than for a good reason (as defined in the agreement), he is entitled to receive his base salary up to the date of termination, along with any benefits under any retirement plan we then have in effect. If Mr. Bova is terminated without cause, or voluntarily resigns for good reason (as defined in the agreement), he is entitled to receive his base salary through the date of termination, any accrued bonus, a severance payment of three times his then current annual salary, any legal fees incurred by him as a result of the termination, and a two-year continuation of coverage under any insurance plans in which he was participating at the date of termination.
      In August 1999, we entered into a severance agreement with Mr. Geary, which provide for payments to him if his employment is terminated after we have experienced certain changes in control. The agreement had an initial term until December 31, 2000, and automatically renews for additional one-year terms unless we give 90 days’ notice of non-renewal. This agreement remains in effect.
      The severance agreement with Mr. Bova will remain in effect for one year after a change in control, and the agreement with Mr. Geary may be terminated six months after a change in control. Our agreement with Mr. Geary provides for payment of base salary through the date of termination, any accrued bonus, a severance payment equal to the executive’s then current annual salary, any legal fees incurred by him as a result of the termination, and a six-month continuation of coverage under any insurance plans in which he was participating at the date of termination.
      Each of our executive officers holds options to purchase shares of our common stock that were granted under our stock option plans. To the extent not already exercisable, these options generally become exercisable upon our liquidation or dissolution, a sale or other disposition of all or substantially all of our assets, or a merger or consolidation where (i) we are not the surviving entity, or (ii) a controlling amount of the voting power of our voting stock is acquired.
OTHER MATTERS
      As of the date of this proxy statement, we know of no matter that will be presented for consideration at the special meeting other than the election of directors. If, however, any other matter should properly come before the special meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
      Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2005 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices no later than a reasonable time prior to the date on which we begin to print and mail our proxy statement for the 2005 annual meeting and must otherwise comply with the rules of the SEC for inclusion in the proxy materials.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner

Marilyn D. Kuffner
Secretary
Miami, Florida
February 22, 2005

Exhibit A
AGREEMENT AND PLAN OF MERGER
      THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) dated as of February 17, 2005, is made and entered into by and between Atlantis Plastics, Inc., a Florida corporation (the “Parent”) and Atlantis Plastics, Inc., a Delaware corporation (the “Subsidiary”).
RECITALS:
      A. The Parent is a corporation organized and existing under the laws of the State of Florida.
      B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.
      C. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Parent with and into Subsidiary pursuant to the provisions of the Florida Business Corporation Act (the “FBCA”) and the Delaware General Corporation Law (the “DGCL”) upon the terms and conditions hereinafter set forth.
      NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the “Merger”) upon the terms and conditions hereinafter set forth.
ARTICLE I.
PRINCIPAL TERMS OF THE MERGER
      Section 1.1     Merger. On the Effective Date (as defined in Section 5.1 hereof), the Parent shall be merged into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (following the Merger referred to as the “Surviving Corporation”) shall operate under the name “Atlantis Plastics, Inc.” by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware.
      Section 1.2     Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof without change unless and until amended in accordance with applicable law.
      Section 1.3     Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.
      Section 1.4     Directors and Officers. At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and qualified.

ARTICLE III.
CONVERSION, CERTIFICATES AND PLANS
      Section 3.1     Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:
      (a) Class A Common Stock. Each share of the Parent’s Class A common stock, $.10 par value per share (the “Parent’s Class A Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Class A common stock, $.0001 par value per share (the “Surviving Corporation’s Class A Common Stock”).
      (b) Class B Common Stock. Each share of the Parent’s Class B common stock, $.10 par value per share (the “Parent’s Class B Common Stock” and, together with the Parent’s Class A Common Stock, the “Parent’s Common Stock”), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s Class B common stock, $.0001 par value per share.
      (c) Options. Each option to acquire shares of the Parent’s Class A Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Class A Common Stock, which is equal to the number of shares of the Parent’s Class A Common Stock that the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Date of the Merger (whether or not such option was then exercisable) and the exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option.
      (d) Other Rights. Any other right, by contract or otherwise, to acquire shares of the Parent’s Class A Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Class A Common Stock which is equal to the number of shares of the Parent’s Class A Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.
      (e) Cancellation of Subsidiary Shares Held by Parent. Each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.
      Section 3.2     Stock Certificates. After the Effective Date of the Merger, each certificate theretofore representing issued and outstanding shares of the Parent’s Common Stock will thereafter be deemed to represent one share of the same class and series of capital stock of the Subsidiary. The holders of outstanding certificates theretofore representing the Parent’s Common Stock will not be required to surrender such certificate to the Parent.
      Section 3.3     Employee Benefit and Compensation Plans. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s common stock.
ARTICLE IV.
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES
      Section 4.1     Effects of the Merger. At the Effective Date of the Merger, the Merger shall have the effects specified in the FBCA, the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
      Section 4.2     Additional Actions. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.
ARTICLE V.
APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE
      Section 5.1     Approval. This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Florida law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Florida and Delaware. The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Florida or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.
      Section 5.2     Amendments. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent’s Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent’s Common Stock.

ARTICLE VI.
MISCELLANEOUS
      Section 6.1     Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Florida and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.
      Section 6.2     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.
      Section 6.3     Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.
      Section 6.4     Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Florida shall mandatorily apply to the Merger.
[SIGNATURE PAGE FOLLOWS]
      IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

ATLANTIS PLASTICS, INC.,
a Florida corporation

By:	/s/ Anthony F. Bova

Name: Anthony F. Bova
Title: President and Chief Executive Officer

ATLANTIS PLASTICS, INC.,
a Delaware corporation

By:	/s/ Anthony F. Bova

Name: Anthony F. Bova
Title: President and Chief Executive Officer

CERTIFICATE OF INCORPORATION
OF
ATLANTIS PLASTICS, INC.
ARTICLE I
      The name of the Corporation is Atlantis Plastics, Inc. (the “Corporation”).
ARTICLE II
      The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
ARTICLE III
      The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is twenty-seven million five hundred thousand (27,500,000), consisting of (i) twenty-seven million (27,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), of which twenty million (20,000,000) shares shall be the Corporation’s Class A Common Stock (the “Class A Common Stock”), and seven million (7,000,000) shares shall be the Corporation’s Class B Common Stock (the “Class B Common Stock”), and (ii) five hundred thousand (500,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
      The designations and the preferences, powers, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:
      A. Provisions Relating to the Preferred Stock.
      1. General. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors (the “Board”).
      2. Preferences. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) whether or not the series is to have voting rights, full or limited, or is to be without voting rights;

(b) the number of shares to constitute the series and the designations thereof;

(c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

(d) whether or not the shares of any series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(e) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f) the rights in respect of dividends, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate.

(g) the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h) whether or not the shares of any series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) such other special rights and protective provisions with respect to any series as the Board may deem advisable.

      The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.
      B. Provisions Relating to the Common Stock.
      1. Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any series of Preferred Stock (provided, however, that any issuance of Preferred Stock shall not impair the rights provided under subsection (b)(4) of this Section B.1 unless agreed to by the holders Class B Common Stock then outstanding as provided herein), as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.
      (a) Class A Common Stock.

(1) Election of Directors. The holders of the issued and outstanding shares of Class A Common Stock shall be entitled to notice of and to vote at any meeting of stockholders of the Corporation. Subject to the provisions of subsection (b) of this Section B.1., at any meeting held for the purpose of electing directors, the holders of the Class A Common Stock, voting as a separate class, shall be entitled to elect a number of directors such that 25% of the total number of directors of the Corporation (rounded up to the next whole number) have been elected by the Class A Common Stock, voting as a separate class.

(2) Term; Quorum. Each director elected by the holders of the Class A Common Stock shall serve for a term of one (1) year and until such director’s successor is elected and qualified or such director’s earlier resignation or removal. At all meetings of stockholders held for the purpose of electing directors whom the holders of the Class A Common Stock shall have the exclusive right to elect, the presence, in person or by proxy, of the shares representing a majority of the shares of Class A Common Stock entitled to vote thereat shall be required to constitute a quorum of such class for the election of directors to be elected by the holders of the Class A Common Stock; provided, however, that in the absence of a quorum, the holders of a majority of Class A Common Stock who are present in person or by proxy shall have the power to adjourn the meeting for election of those directors to be elected by the holders thereof, from time to time, without notice (to the extent permitted by law), other than announcement at the meeting, until the requisite number of holders of the Class A Common Stock shall be present in person or by proxy.

(3) Removal of Directors. Directors elected by the holders of the Class A Common Stock may be removed without Cause (as hereafter defined) only by a vote of two-thirds of the holders of the Class A Common Stock then outstanding and entitled to vote, voting as a separate class. In the event of any vacancy among the directors elected by the holders of the Class A Common Stock, such vacancy may be filled by a vote of such holders, voting as a separate class, or, if prior to a stockholder vote, by the remaining directors elected by the holders of the Class A Common Stock (a “Substitute Class A Director”). The term of the Substitute Class A Director, if elected by the remaining directors, will expire at the time that the term of the director who created the vacancy would have expired. To the extent permitted by law, “Cause” shall exist only if (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (ii) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Company in a matter of substantial importance to the Corporation and such adjudication is no longer subject to a direct appeal, (iii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Company, or (iv) the director’s actions or failure to act are deemed by the Board to be in derogation of the director’s duties; and further provided that an action for removal under clauses (i) and (ii) of this subparagraph must be brought within one year of such conviction or adjudication.

(4) Grant of Additional Voting Rights. The Board shall have the right from time to time and at any time to grant additional voting rights to elect directors to one or more series of Preferred Stock; provided, however, that in no event shall such action prevent the holders of the Class A Common Stock, voting separately as a class, from electing 25% of the directors of the Corporation (rounded up to the next whole number).

(5) Other Matters. On all matters other than the election of directors, and except as may be otherwise provided by the General Corporation Law or this Certificate of Incorporation, each holder of the Class A Common Stock shall be entitled to cast one (1) vote for each share held on all matters submitted to stockholders of the Corporation and shall vote together as a single class with the holders of the Class B Common Stock.

(b) Class B Common Stock.

(1) Election of Directors. The holders of the issued and outstanding shares of Class B Common Stock shall be entitled to notice of and to vote at any meeting of stockholders of the Corporation. Subject to the provisions of subsection (b)(4) of this Section B, at any meeting held for the purpose of electing directors, the holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect a number of directors such that 75% of the total number of directors of the Corporation, rounded down to the next whole number, have been elected by holders of the Class B Common Stock; provided, however, that in no event shall the holders of the Class B Common Stock be entitled to elect a number of directors that would prevent the holders of the Class A Common Stock, voting as a class, from electing 25% of the directors of the Corporation (rounded up to the next whole number).

(2) Term; Quorum. Each director elected by the holders of the Class B Common Stock shall serve for a term of one (1) year and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. At all meetings of stockholders held for the purpose of electing directors whom the holders of the Class B Common Stock shall have the exclusive right to elect, the presence, in person or by proxy, of the shares representing a majority of the shares of the Class B Common Stock entitled to vote thereat shall be required to constitute a quorum of such class for the election of directors to be elected by the holders of the Class B Common Stock; provided, however, that in the absence of a quorum, the holders of a majority of the Class B Common Stock who are present in person or by proxy shall have the power to adjourn the meeting for election of those directors to be elected by the holders thereof, from time to time, without notice, other than announcement at the meeting, until the requisite number of holders of the Class B Common Stock shall be present in person or by proxy.

(3) Removal of Directors. Directors elected by the holders of the Class B Common Stock may be removed without Cause (as defined in Section B.1(a)(3)) only by a vote of two thirds of the holders of the Class B Common Stock then outstanding and entitled to vote, voting as a separate class. In the event of any vacancy among the directors elected by the holders of the Class B Common Stock, such vacancy may be filled by a vote of such holders, voting as a separate class, or, if prior to a stockholder vote, by the remaining directors elected by the holders of the Class B Common Stock (a “Substitute B Director”). The term of the Substitute Class B Director, if elected by the remaining directors, will expire at the time that the term of the director who created the vacancy would have expired.

(4) Grant of Additional Rights. The Board shall have the right from time to time and at any time to grant additional voting rights to elect directors to one or more series of Preferred Stock, so long as such action does not reduce the percentage of the total number of directors of the Corporation to be elected by the holders of Class B Common Stock to a percentage less than 51% (rounded up to the nearest whole number); provided, however, that in no event shall such change in the percentage of directors to be elected by the holders of Class B Common Stock prevent the holders of the Class A Common Stock, voting separately as a class, from electing 25% of the directors of the Corporation (rounded up to the next whole number).

(5) Other Matters. On all matters other than the election of directors, except as may be otherwise provided by the General Corporation Law or this Certificate of Incorporation, each holder of the Class B Common Stock shall be entitled to cast ten (10) votes for each share held (as though and with the same effect under all circumstances as if such holder held of record ten (10) shares of Class A Common Stock) on all matters submitted to stockholders of the Corporation and shall vote together as a single class with the holders of the Class A Common Stock.

(6) Adjustment to Election of Directors. Notwithstanding anything in this Section B.1 to the contrary, in the event that the number of shares of Class B Common Stock outstanding represents less than 12.5% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock on any record date for a vote of stockholders, then subject to the rights of holders of Preferred Stock, (i) the holders of the Class A Common Stock, voting as a separate class, shall be entitled to elect 25% of the total number of directors of the Corporation, rounded up to the next whole number, and (ii) the holders of both the Class A Common Stock and the Class B Common Stock, voting together as a single class, shall be entitled to elect 75% of the total number of directors, rounded down to the next whole number; provided, however, that in any vote pursuant to clause (ii) of this subsection (b)(6), each holder of Class B Common Stock shall be entitled to cast ten (10) votes for each share held (as though and with the same effect under all circumstances as if such holder held of record ten (10) shares of Class A Common Stock).

      2. Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefore, dividends payable in cash, stock or otherwise, subject to the following restrictions:

(a) Dividends Payable in Cash. No cash dividends shall be declared and paid, per share, on either the Class A Common Stock or the Class B Common Stock unless at the same time the same cash dividend is declared and paid, per share, on both the Class A Common Stock and the Class B Common Stock.

(b) Dividends Payable in Stock or Property. No dividend of stock or property shall be declared and paid, per share, on either the Class A Common Stock or the Class B Common Stock unless a dividend of an equal amount and equal value of stock or property has been declared and paid, per share, on both the Class A Common Stock and the Class B Common Stock; provided, however, that (i) shares of Class A Common Stock may be paid to the holders of both Class A Common Stock and Class B Common Stock; (ii) shares of Class B Common Stock may be paid to the holders of both Class A Common Stock and Class B Common Stock; (iii) shares of Class A Common Stock may be paid to the holders of the Class A Common Stock, and shares of Class B Common Stock may be paid to holders of Class B Common Stock, and (iv) in the event of any stock dividend under (i), (ii) or (iii) above, the amount of shares paid per share of Class A Common Stock and Class B Common Stock shall be the same. Except as provided in Section B.4 of this Article III, the shares of neither the Class A Common Stock nor the Class B Common Stock may be subdivided by a stock split, reclassification or otherwise or be combined by reclassification, reorganization, reverse stock split or otherwise, without the shares of both the Class A Common Stock and the Class B Common Stock being similarly subdivided by a stock split or otherwise or combined by reclassification, reorganization, reverse stock split or otherwise.

      3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the holders of the Class A Common Stock and the Class B Common Stock shall be entitled (together as a single class) to share ratably (i.e., an equal amount of assets for each share of either Class A Common Stock or Class B Common Stock) in the remaining assets of the Corporation.
      4. Conversion of Class B Common Stock. Each outstanding share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one (1) fully paid and nonassessable share of Class A Common Stock on and subject to the following conditions:

(a) Execution of Conversion. The Corporation shall effect any such conversion as soon as practicable after receipt from any such holder of shares of Class B Common Stock of (i) written notice to the Corporation of the request for conversion of shares of Class B Common Stock into shares of Class A Common Stock, which notice shall be addressed to the principal office of the Corporation, shall state the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, the certificate number or numbers of the certificates representing the shares of Class B Common Stock to be so converted, and the name or names in which such holder desires the certificate or certificates representing such Class A Common Stock to be issued; and (ii) a certificate or certificates representing the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, duly endorsed for transfer with signature(s) guaranteed by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.

(b) Conversion of Portion of Class B Common Stock Held. In the event that the certificate or certificates representing shares of Class B Common Stock delivered to the Corporation for conversion into shares of Class A Common Stock represent a number of shares greater than the number of shares of Class B Common Stock to be converted, the Corporation at the time of issuance of a certificate or certificates representing shares of Class A Common Stock pursuant to the conversion request, shall issue and deliver to the holder requesting conversion a certificate issued in the name of such holder for shares of Class B Common Stock not being converted into shares of Class A Common Stock.

(c) Effective Date of Conversion. Any such conversion shall be deemed to have been made, and the person so converting shall be deemed to have become a record holder of shares of Class A Common Stock for all purposes whatsoever, at the close of business on the date of receipt by the Corporation of the documents required by subsection (a) of this Section B.4; provided, however, that the Corporation shall not be required to make any such conversion, and no surrender of shares of Class B Common Stock shall be effective for such purpose, while books for the transfer of either class of shares are closed for any purpose, but the surrender of such shares of Class B Common Stock for conversion during any period while such books are closed shall become effective for all purposes of conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Class B Common Stock were surrendered.

(d) Reservation of Shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized Class A Common Stock the full number of shares into which all shares of Class B Common Stock outstanding are convertible from time to time. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purpose.

      5. Exclusion of Other Rights. Except as may otherwise be required by law or the express provisions of this Article III, shares of Class A Common Stock and Class B Common Stock shall have the same relative rights and be identical in all respects, and neither class of Common Stock shall have any powers, preferences or relative, participating, optional or other special rights, except as specifically set forth in this Article III.
      6. Severability of Provisions. If any power, preference, right or limitation of either the Class A Common Stock or the Class B Common Stock set forth in this Article III is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences, rights and limitations set forth in this Article III that can be given effect without the invalid, unlawful or unenforceable power, preference, right, or limitation herein set forth shall, nevertheless, remain in full force and effect, and no power, preference, right, or limitation herein set forth shall be deemed dependent upon any other such power, preference, right or limitation unless so expressed herein.
      C. General Provisions.
      1. Denial of Cumulative Voting. Except as may be provided by the resolutions of the Board authorizing the issuance of any series of Preferred Stock, as hereinabove provided, cumulative voting by any stockholder is hereby expressly denied.
      2. Denial of Preemptive Rights. Except for the rights of holders of Preferred Stock, no stockholder of this Corporation shall have, by reason of its holding shares of any series of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into, or carrying options or warrants to purchase, shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.
ARTICLE IV
      The Corporation’s mailing address and the address of the Corporation’s principal office is 1870 The Exchange, Suite 200, Atlanta, Georgia 30339. The name of the Corporation’s registered agent in the State of Delaware is Corporation Service Company and the address of such registered agent is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.

ARTICLE V
      The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until such persons’ successors are duly elected and qualified, are:

Name	Address

Cesar L. Alvarez	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
Anthony F. Bova	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
Phillip T. George, M.D.	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
Larry D. Horner	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
Charles D. Murphy, III	1870 The Exchange, Suite 2003 Atlanta, Georgia 30339
Earl W. Powell	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
Jay Schuster	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
Chester B. Vanatta	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
Peter Vandenberg, Jr.	1870 The Exchange, Suite 200 Atlanta, Georgia 30339
ARTICLE VI
      A.     Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
      B.     Indemnification and Advancement of Expenses. The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended; provided, however, that the Corporation shall be required to indemnify, or advance expenses to, an officer or director in connection with a proceeding, or part thereof, commenced by such officer or director only if the commencement of such proceeding, or part thereof, by such officer or director was authorized by the Board.
ARTICLE VII
      Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of stockholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of stock entitled to cast not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by any other persons designated in the Corporation’s bylaws. Only business within the purpose or purposes described in the special meeting notice may be conducted at a special stockholders’ meeting.
ARTICLE VIII
      A.     General. In addition to any affirmative vote required by law and this Certificate of Incorporation, and except as otherwise expressly provided in Section (B) of Article III, the affirmative vote of the holders of not less than two-thirds of the outstanding votes of Class A Common Stock and Class B Common Stock, each voting separately as a single class, of the Corporation shall be required for the approval or authorization of (i) any amendment to the Certificate of Incorporation that would alter, amend or repeal any or all of the provisions of Article VII or VIII of this Certificate of Incorporation, and (ii) to the extent permitted by law, any Business Combination (as that term is defined below) of the Corporation. In addition to any affirmative vote required by law and this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the outstanding votes of Class A Common Stock, voting separately as a class, of the Corporation is required for the approval or authorization of any amendment to Section B(1)(a)(3) of Article III of this Certificate of Incorporation. In addition to any affirmative vote required by law and this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the outstanding votes of Class B Common Stock, voting separately as a class, of the Corporation is required for the approval or authorization of any amendment to Section B(1)(b)(1), (3) or (6) of Article III of this Certificate of Incorporation.
      B. When Higher Vote Not Required. The provisions of Section A of this Article VIII shall not apply to any transaction which shall have been approved by a majority of the Continuing Directors (as that term is defined below).
      C. Definitions. For the purposes of this Article VIII, the following definitions shall apply:

1. The term “Business Combination” shall mean:

(a) any merger or share exchange of the Corporation into or with another person irrespective of which person is the surviving entity in such merger or consolidation;

(b) the sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part (as defined below), of the assets of the Corporation;

(c) the adoption of any plan or proposal liquidation or dissolution of the Corporation;

(d) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or

(e) any agreement, contract or other arrangement providing for any of the foregoing transactions.

2. A “Continuing Director” is a member of the Board who was (a) a member of the Board on February 8, 2005, or (b) designated, before his or her initial election as a director, as a Continuing Director by a majority of the Continuing Directors.

3. The term “person” shall mean any individual, corporation, group or other entity.

4. The term “Substantial Part” shall mean more than 10 percent of the total consolidated assets of the Corporation in question as of the end of the most recent fiscal year ending prior to the time the determination is being made.

ARTICLE IX
      The name of the incorporator is David Gershman, and the address of the incorporator is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.
      IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that this Certificate of Incorporation is such incorporator’s act and deed on this 9th day of February, 2005.

/s/ David Gershman

David Gershman
Incorporator

Exhibit C
BYLAWS OF
ATLANTIS PLASTICS, INC.
ARTICLE ONE
OFFICES
      Section 1.     Registered Office. The registered office of ATLANTIS PLASTICS, INC., a Delaware corporation (the “Corporation”), shall be located in the City of Wilmington, County of New Castle, State of Delaware, unless otherwise designated by the Board of Directors.
      Section 2.     Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.
ARTICLE TWO
MEETINGS OF STOCKHOLDERS
      Section 1.     Place. All annual meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
      Section 2.     Time of Annual Meeting. Unless otherwise designated by the Board of Directors, annual meetings of stockholders shall be held during the last week of May, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
      Section 3.     Call of Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons, unless otherwise provided in the Certificate of Incorporation of the Company. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
      Section 4.     Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of stockholders. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
      Section 5.     Notice and Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of or defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.
      Section 6.     Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
      Section 7.     Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 6 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Certificate of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of the voting power of outstanding shares entitled to vote are represented at a meeting, a majority of the voting power of the shares so represented may adjourn the meeting from time to time in the manner provided in Section 6 of this Article Two of these Bylaws until a quorum shall attend. After a quorum has been established at any stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
      Section 8.     Voting Per Share. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited, denied or otherwise specified by the Corporation’s Certificate of Incorporation or by law.
      Section 9.     Voting of Shares. A stockholder may vote at any meeting of stockholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate stockholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate stockholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate stockholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents or objections and for the purpose of ascertaining the presence of a quorum.
      Section 10.     Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.
      Section 11.     List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Section 11, or to vote in person or by proxy at any meeting of stockholders.
      Section 12.     Action by Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
      Section 13.     Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
      Section 14.     Inspectors of Election. The Corporation shall in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
      Section 15.     Required Vote. The vote of the holders of a majority of the votes represented by shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the stockholders unless the vote of a greater number is required by law or the Corporation’s Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote for the election of such directors at a meeting at which a quorum is present.
      Section 16.     Notice of Stockholder Business and Nominations.
      (A) Annual Meeting of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 16 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 16. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 16, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 16 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 16 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 16 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
      (B) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting and in accordance with the Certificate of Incorporation (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 16 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 16. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 16 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
      (C) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 16) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 16, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 16, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 16, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. For purposes of this Section 16, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this Section 16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16. Nothing in this Section 16 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
ARTICLE THREE
DIRECTORS
      Section 1.     Number, Election and Term. The number of directors of the Corporation shall not be less than two (2) nor more than nine (9), and within that minimum and maximum shall be fixed from time to time, within the limits specified by the Certificate of Incorporation, by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the stockholders in accordance with the voting provisions of the Corporation’s Certificate of Incorporation, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States. A director may be removed only in accordance with the provisions of the Corporation’s Certificate of Incorporation.
      Section 2.     Vacancies. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date subject to the provisions of the Certificate of Incorporation. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled in the manner specified in the Corporation’s Certificate of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.
      Section 3.     Powers. Except as provided in the Certificate of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.
      Section 4.     Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.
      Section 5.     Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

      Section 6.     Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
      Section 7.     Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telephone, telecopy or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
      Section 8.     Quorum; Required Vote; Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the act of a majority of the remaining directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.
      Section 9.     Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.
      Section 10.     Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.
      Section 11.     Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.
      Section 12.     Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article Three of these Bylaws.
      Section 13.     Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.
      Section 14.     Chairman of the Board. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.
ARTICLE FOUR
OFFICERS
      Section 1.     Positions. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same persons.
      Section 2.     Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, one or more Vice Presidents, a Secretary, and a Treasurer.
      Section 3.     Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.
      Section 4.     Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.
      Section 5.     Term; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

      Section 6.     President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the stockholders and the Board of Directors.
      Section 7.     Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers as the Board of Directors shall prescribe or as the President may from time to time delegate.
      Section 8.     Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.
      Section 9.     Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation’s Chief Financial Officer.
      Section 10.     Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.
ARTICLE FIVE
CERTIFICATES FOR SHARES
      Section 1.     Issue of Certificates. The Corporation shall deliver certificates representing all shares to which stockholders are entitled and such certificates shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.
      Section 2.     Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set upon the certificate, or the certificate shall indicate that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”
      Section 3.     Facsimile Signatures. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.
      Section 4.     Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
      Section 5.     Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
      Section 6.     Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE SIX
General Provisions
      Section 1.     Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation.
      Section 2.     Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.
      Section 3.     Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
      Section 4.     Fiscal Year. The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by the Board of Directors and by resolution of the Board of Directors may be changed from time to time.

      Section 5.     Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
      Section 6.     Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.
ARTICLE SEVEN
Amendments of Bylaws
      Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.

Exhibit D
Atlantis Plastics, Inc.

2001 Stock Award Plan
Amended and restated as of January 27, 2005

Atlantis Plastics, Inc.
2001 Stock Award Plan
      1.     Purpose. The purpose of this 2001 Stock Award Plan (the “Plan”) is to assist Atlantis Plastics, Inc., a Delaware corporation (the “Company”) and its Related Entities in attracting, motivating, retaining and rewarding high-quality executives and other Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board.
      2.     Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Annual Meeting” means the annual meeting of the shareholders of the Company.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means any award granted pursuant to the terms of this Plan including, an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d3 under the Exchange Act and any successor to such Rule.

(f) “Board” means the Company’s Board of Directors.

(g) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment agreement with the Company (or a Related Entity), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (iv) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) use of alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h) “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:

(i) the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (“Voting Stock”); provided, however, that a Change in Control shall not be deemed to have occurred based on the beneficial ownership of the Company or any increase or decrease in the beneficial ownership of the Company by Earl W. Powell, Trivest Partners, L.P. and/or any of their affiliates (either taken alone or on a combined basis);

(ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
      For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means uninterrupted provision of services to the Company as an Employee, a Director, or a Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, as either an Employee, a Director, or a Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity as either an Employee, a Director, or a Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, lease, exclusive license or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

(iii) a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.

(n) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7(d) of the Plan.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of this amended and restated Plan, which shall be the date this Plan is approved by the shareholders of the Company.

(s) “Eligible Person” means all Employees (including officers), Directors and Consultants of the Company or of any Related Entity. The foregoing notwithstanding, only employees of the Company, the Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(i) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(u) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(v) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Stock as of any given date, after which the Stock is publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company (or a Related Entity), or any other action by the Company (or a Related Entity) which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause as defined in Section 2(g), or by reason of the Participant’s Disability as defined in Section 2(q), prior to the Expiration Date; or (v) any reduction in the Participant’s base salary.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Non-Employee Director” means a Director of the Company who is not an Employee.

(z) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(aa) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(h) hereof.

(bb) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(cc) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd) “Performance Award” means a right, granted to an Eligible Person under Section 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

(ee) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(ff) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan.

(gg) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

(hh) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(ii) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(jj) “Shares” means the shares of the Company’s Common Stock, and the shares of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(kk) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.

(ll) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.

(mm) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.

(nn) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
      3.     Administration.
      (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).
      (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Award as provided in Section 10(e).

(iv) To terminate or suspend the Plan as provided in Section 10(e).

(v) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Award under the Plan, if any, (2) the cancellation of any outstanding Award and the grant in substitution therefor of (A) a new Award under the Plan or another equity plan of the Company covering the same or a different number of Shares, (B) cash and/or (C) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
      (c) Delegation to Committee.
      (i) General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

      (ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of two or more members of the Board the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.
      (d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
      (e) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in Atlanta, Georgia. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
      (f) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
      4.     Stock Subject to Plan.
      (a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 865,000 Shares. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
      (b) Availability of Shares Not Delivered under Awards.
      (i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(b)(iv) below.
      (ii) If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares not acquired under such Award shall revert to and again become available for issuance under the Plan, subject to Section 4(b)(iv) below.
      (iii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below.
      (iv) Notwithstanding anything in this Section 4(b) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.
      (c) Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.
      5.     Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted an Award under which more than 500,000 Shares could be received by the Participant, subject to adjustment as provided in Section 10(c). In addition, the maximum amount that may be earned as a Performance Award (payable in cash) or other Award (payable or settled in cash) for a performance period by any one Participant shall be $10,000,000.
      6.     Terms of Awards.
      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.
      (b) Options. The Plan Administrator is authorized to grant Options to Participants on the following terms and conditions:

(i) Stock Option Agreement. Each grant of an Option shall be evidenced by a Stock Option Agreement. Such Stock Option Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(ii) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Stock Option Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(iii) Exercise Price.

(A) In General. Each Stock Option Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be, with respect to Incentive Stock Options, not less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Plan Administrator.

(B) Ten Percent Shareholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Related Entity, any Incentive Stock Option granted to such Participant must have an Exercise Price per share of at least 110% of the Fair Market Value of a share of Stock on the date of grant.

(iv) Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements). The Plan Administrator may also determine the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions. The Board or the Committee may determine the methods by which such exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(v) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Rights in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has consented in writing to the change that will result in such disqualification. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Nonstatutory Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Nonstatutory Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

(vi) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock. Should the Participant’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares, at either (a) the exercise price paid per share, (b) the fair market value or (c) the lower of the exercise price paid per share and the fair market value. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
      (c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.

(ii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards.
      (d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator at the time of the Award, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner, as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

      (e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership.

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.

(iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.
      (f) Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.
      (g) Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify.
      (h) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. The Plan Administrator shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Participant’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at a price determined by the Administrator at the time of grant, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).
      7.     Performance Awards.
      (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Plan Administrator. The Plan Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee as the Plan Administrator and not the Board.
      (b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Related Entities or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, management fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) ratio of debt to shareholders’ equity; and (15) compliance with the financial covenants of any then outstanding indebtedness of the Company.

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

      (c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7(b), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards if and to the extent required to comply with Code Section 162(m).
      (d) Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards under this Section 7 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 7(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
      8.     Certain Provisions Applicable to Awards or Sales.
      (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.
      (b) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
      (c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).
      9.     Change in Control; Corporate Transaction.
      (a) Change in Control.
      (i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including if we undergo a Change in Control. In addition, the Plan Administrator may provide in an Award agreement that the performance goals relating to any Performance Award will be deemed to have been met upon the occurrence of any Change in Control.
      (ii) In addition to the terms of Sections 9(a)(i) above, the effect of a “change in control,” may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation, or severance with or from the Company or such Related Entity, or (2) in the agreement evidencing the Award.
      (b) Corporate Transactions. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may either (i) assume or continue any or all Awards outstanding under the Plan or (ii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, then such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction). The Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of all Awards (and, if applicable, the time at which such Awards may be exercised) in full or as to some percentage of the Award to a date prior to the effective time of such Corporate Transaction as the Administrator shall determine (contingent upon the effectiveness of each Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price). The Administrator, in its sole discretion, shall determine whether each Award is assumed, continued, substituted or terminated.
      With respect to Restricted Stock and any other Award granted under the Plan that the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction. In addition, the Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).
      (c) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.
      10.     General Provisions.
      (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Plan Administrator, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
      (b) Limits on Transferability; Beneficiaries.
      (i) General. Except as provided in the Award agreement, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.
      (ii) Permitted Transfer of Option. The Plan Administrator, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option, or any other right to purchase Stock other than an Option) as follows: (A) by gift to a member of the Participant’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Participant’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Committee or Board, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.
      (c) Adjustments.
      (i) Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.
      (ii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted under Section 7(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
      (d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
      (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.
      (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.
      (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.
      (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
      (i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Georgia without giving effect to principles of conflicts of laws, and applicable federal law.
      (k) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable Nasdaq requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than 10 years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

[FORM OF PROXY]

ATLANTIS PLASTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY
Class A Common Stock

     The undersigned, a holder of Class A Common Stock, par value $.10 per share (“Class A Common Stock”), of ATLANTIS PLASTICS, INC., a Florida corporation (the “Company”) hereby appoints Earl W. Powell as proxy for the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on February 15, 2005 at the Special Meeting of Shareholders of the Company to be held at 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133 on March 15, 2005 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

     FOR EACH OF THE MATTERS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED.

☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1. PROPOSAL TO CHANGE THE STATE OF INCORPORATION OF THE COMPANY FROM FLORIDA TO DELAWARE.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

2. PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2001 STOCK AWARD PLAN.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

     And upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE PROPOSAL TO CHANGE THE STATE OF INCORPORATION OF THE COMPANY FROM FLORIDA TO DELAWARE, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 STOCK AWARD PLAN, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.